EXHIBIT 99.1

FOR RELEASE: Thursday, July 31, 2023 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS FOR

THE THREE MONTHS AND YEAR ENDED JUNE 30, 2023

Shreveport, Louisiana – July 31, 2023 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended June 30, 2023, of $1.3 million compared to net income of $1.1 million reported for the three months ended June 30, 2022. The Company’s basic and diluted earnings per share were $0.42 and $0.40, respectively, for the three months ended June 30, 2023, compared to basic and diluted earnings per share of $0.33 and $0.31, respectively, for the three months ended June 30, 2022. The Company reported net income of $5.7 million for the year ended June 30, 2023, compared to $4.9 million for the year ended June 30, 2022. The Company’s basic and diluted earnings per share were $1.89 and $1.80, respectively, for the year ended June 30, 2023, compared to $1.50 and $1.41, respectively, for the year ended June 30, 2022.

The Company reported the following during the year ended June 30, 2023:

●

On February 1, 2023, the Company completed the acquisition of Northwest Bancshares Corporation (“NWB”) and its wholly-owned subsidiary, First National Bank of Benton (“FNBB). As of February 1, 2023, FNBB reported $83.4 million in assets, $77.3 million in liabilities and $6.1 million in equity.

●

Total loans receivable, net of allowance for loan losses for the year ended June 30, 2023, increased $101.6 million, or 26.2%, to $489.5 million at June 30, 2023, compared to $387.9 million at June 30, 2022. Loans acquired from FNBB amounted to $54.9 million.

●

Total deposits for the year ended June 30, 2023, increased $65.4 million, or 12.3%, to $597.4 million at June 30, 2023, compared to $532.0 million at June 30, 2022. Deposits acquired from FNBB amounted to $77.4 million.

●	Basic earnings per share increased $0.39, or 26.0%, from $1.50 for the year ended June 30, 2022, compared to $1.89 for the year ended June 30, 2023.
●	Diluted earnings per share increased $0.39 or 27.7%, from $1.41 for the year ended June 30, 2022, compared to $1.80 for the year ended June 30, 2023.

The increase in net income for the three months ended June 30, 2023, as compared to the prior year quarter resulted primarily from an increase of $771,000, or 16.5%, in net interest income, and a decrease of $125,000, or 45.5%, in provision for loan losses, partially offset by an increase of $484,000, or 13.0%, in non-interest expense, a $138,000, or 67.3%, increase in provision for income taxes, and a decrease of $85,000, or 14.4%, in non-interest income. The increase in net interest income for the three months ended June 30, 2023, was primarily due to a $2.7 million, or 52.5%, increase in total interest income, partially offset by an increase of $1.9 million, or 470.5% in total interest expense. The Company’s average interest rate spread was 2.84% for the three months ended June 30, 2023, compared to 3.36% for the three months ended June 30, 2022. The Company’s net interest margin was 3.35% for the three months ended June 30, 2023, compared to 3.53% for the three months ended June 30, 2022.

The increase in net income for the year ended June 30, 2023 resulted primarily from a $4.2 million, or 24.2%, increase in net interest income, and a decrease of $61,000, or 5.4%, in provision for income taxes, partially offset by an increase of $1.5 million, or 10.5% in non-interest expense, a decrease of $1.4 million, or 39.6%, in non-interest income, and an increase of $532,000, or 158.3%, in provision for loan losses. The increase in net interest income for the year was primarily due to a $7.4 million, or 38.5%, increase in total interest income, partially offset by a $3.2 million, or 170.6%, increase in total interest expense. The Company’s net interest margin was 3.73% for the year ended June 30, 2023, compared to 3.27% for the year ended June 30, 2022. The Company’s average interest rate spread was 3.37% for the year ended June 30, 2023, compared to 3.11% for the year ended June 30, 2022.

The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended June 30,
	2023		2022
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$511,045	5.39%	$375,957	4.82%
Investment securities	121,911	2.07	107,530	1.63
Interest-earning deposits	19,282	5.28	54,022	0.85
Total interest-earning assets	$652,238	4.77%	$537,509	3.79%

Interest-bearing liabilities:
Savings accounts	$88,790	0.33%	$136,248	0.26%
NOW accounts	71,102	0.34	55,746	0.11
Money market accounts	128,377	1.78	98,598	0.12
Certificates of deposit	181,439	3.13	78,840	1.21
Total interest-bearing deposits	469,708	1.81	369,432	0.40
Other bank borrowings	8,319	8.29	2,007	3.99
FHLB advances	583	5.51	835	4.85
Total interest-bearing liabilities	$478,610	1.93%	$372,274	0.43%

	For the Year Ended June 30,
	2023		2022
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$442,469	5.30%	$360,774	4.85%
Investment securities	113,332	1.95	98,229	1.53
Interest-earning deposits	22,001	4.43	72,189	0.32
Total interest-earning assets	$577,802	4.61%	$531,192	3.62%

Interest-bearing liabilities:
Savings accounts	$105,850	0.29%	$136,139	0.29%
NOW accounts	63,074	0.26	51,412	0.11
Money market accounts	106,146	1.02	91,862	0.12
Certificates of deposit	126,156	2.34	88,450	1.37
Total interest-bearing deposits	401,226	1.12	367,863	0.48
Other bank borrowings	6,784	7.28	1,921	3.44
FHLB advances	1,623	4.87	848	4.83
Total interest-bearing liabilities	$409,633	1.24%	$370,632	0.51%

The $85,000 decrease in non-interest income for the three months ended June 30, 2023, compared to the prior year quarterly period, was primarily due to a decrease of $174,000 in gain on sale of loans, and a $6,000 decrease in income from bank owned life insurance, partially offset by a $92,000 increase in service charges on deposit accounts, and an increase of $3,000 in other non-interest income. The $1.4 million decrease in non-interest income for the year ended June 30, 2023, compared to the prior year was primarily due to a decrease of $1.5 million in gain on sale of loans, a decrease of $232,000 in other non-interest income, and a $10,000 decrease in income from bank owned life insurance, partially offset by a $329,000 increase in service charges on deposit accounts and a $52,000 decrease in loss on sale of fixed assets and real estate owned. The decreases in gain on sale of loans for both the quarter and year ended June 30, 2023, were primarily due to a decrease in refinance activity causing a decrease in mortgage loan originations.

The $484,000 increase in non-interest expense for the three months ended June 30, 2023, compared to the same period in 2022, is primarily attributable to increases of $109,000 in deposit insurance premium expense, $103,000 in amortization of core deposit intangible expense, $85,000 in compensation and benefits expense, $76,000 in professional fees, $46,000 in occupancy and equipment expense, $36,000 in audit and examination fees, $14,000 in loan and collection expense, $13,000 in franchise and bank shares tax expense, $6,000 in other non-interest expense and $4,000 in advertising expense. The increases were partially offset by a decrease of $8,000 data processing expense. The $1.5 million increase in non-interest expense for the year ended June 30, 2023, compared to the year ended June 30, 2022, is primarily attributable to increases of $875,000 in professional fees which were primarily due to FNBB acquisition costs, $267,000 in occupancy and equipment expense, $174,000 in amortization of core deposit intangible expense, $143,000 in deposit insurance premium expense, $69,000 in compensation and benefits expense, $22,000 in data processing expense, and $11,000 in advertising expense. The increases were partially offset by decreases of $22,000 in loan and collection expense, $14,000 in audit and examination fees, $5,000 in other non-interest expense, and $4,000 in franchise and bank shares tax expense. The increase in professional fees for both the three months and year ended June 30, 2023 was due to the acquisition of First National Bank of Benton in February 2023.

At June 30, 2023, the Company reported total assets of $660.9 million, an increase of $70.4 million, or 11.9%, compared to total assets of $590.5 million at June 30, 2022. The increase in assets was comprised primarily of increases in loans receivable, net of $101.6 million, or 26.2%, from $387.9 million at June 30, 2022 to $489.5 million at June 30, 2023, investment securities of $5.9 million, or 5.5%, from $108.0 million at June 30, 2022 to $114.0 million at June 30, 2023, goodwill of $3.0 million from none at June 30, 2022 to $3.0 million at June 30, 2023, core deposit intangible of $1.5 million, from none at June 30, 2022 to $1.5 million at June 30, 2023, accrued interest receivable of $665,000 , or 59.2%, from $1.1 million at June 30, 2022 to $1.8 million at June 30, 2023, real estate owned of $368,000 from none at June 30, 2022 to $368,000 at June 30, 2023, premises and equipment of $313,000, or 1.9%, from $16.2 million at June 30, 2022 to $16.6 million at June 30, 2023, deferred tax asset of $170,000, or 14.9%, from $1.1 million at June 30, 2022 to $1.3 million at June 30, 2023, bank owned life insurance of $103,000, or 1.6%, from $6.6 million at June 30, 2022 to $6.7 million at June 30, 2023 and other assets of $34,000, or 2.5%, from $1.3 million at June 30, 2022 to $1.4 million at June 30 , 2023. These increases were partially offset by decreases in cash and cash equivalents of $39.3 million, or 61.4%, from $64.1 million at June 30, 2022 to $24.8 million at June 30, 2023, and loans-held-for-sale of $4.0 million, or 99.7%, from $4.0 million at June 30, 2022 to $4,000 at June 30, 2023. The decrease in cash and cash equivalents was primarily due to the funding of additional loan growth. The increase in loans receivable, net, was primarily due to an increase of $54.9 million in loans acquired from the acquisition of First National Bank of Benton. The increase in investment securities was primarily due to an increase of $13.5 million in US Treasury securities acquired in the acquisition of First National Bank of Benton. The decrease in held to maturity securities was due to $6.5 million in principal payments. The decrease in loans held-for-sale primarily reflected a reduction in loans originated for sale during the year ended June 30, 2023 due mainly to a decrease in mortgage refinance activity likely attributable to the increase in interest rates.

Total liabilities increased $72.2 million, or 13.4%, from $538.1 million at June 30, 2022 to $610.4 million at June 30, 2023 primarily due to increases in total deposits of $65.4 million (deposits acquired in the acquisition of FNBB totaled $77.4 million), or 12.3%, to $597.4 million at June 30, 2023 compared to $532.0 million at June 30, 2022, other borrowings of $6.2 million, or 263.8%, to $8.6 million at June 30, 2023 compared to $2.4 million at June 30, 2022, other accrued expenses and liabilities of $1.3 million, or 49.9%, to $3.9 million at June 30, 2023 compared to $2.6 million at June 30, 2022, and an increase in advances from borrowers for taxes and insurance of $200,000, or 56.5%, to $554,000 at June 30, 2023 compared to $354,000 at June 30, 2022, partially offset by decreases in advances from FHLB $832,000, or 100.0%, to none at June 30, 2023 compared to $832,000 at June 30, 2022. The increase in deposits was primarily due to a $110.1 million, or 137.1%, increase in certificates of deposit from $80.3 million at June 30, 2022 to $190.4 million at June 30, 2023, a $15.6 million, or 15.8%, increase in money market deposits from $98.6 million at June 30, 2022 to $114.2 million at June 30, 2023, and a $6.4 million, or 10.8%, increase in NOW accounts from $59.0 million at June 30, 2022 to $65.3 million at June 30, 2023, partially offset by a decrease of $51.1 million, or 38.4%, in savings deposits from $133.0 million at June 30, 2022 to $81.9 million at June 30, 2023, and a decrease of $15.6 million, or 9.7%, in non-interest deposits from $161.4 million at June 30, 2022 to $145.6 million at June 30, 2023. The Company had $3.0 million in brokered deposits at June 30, 2023 compared to $6.0 million at June 30, 2022.

At June 30, 2023, the Company had $1.7 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $2.2 million on non-performing assets at June 30, 2022, consisting of seven single-family residential loans, two commercial non-real estate loans, one consumer loan and two single-family residences in other real estate owned at June 30, 2023, compared to nine single-family residential loans and one line of credit loan at June 30, 2022. At June 30, 2023 the Company had 10 single family residential loans, three commercial non-real-estate loans, two commercial real estate loans, and three home equity line-of-credit loans compared to five single family residential loans and two commercial real estate loans classified as substandard at June 30, 2022. There were no loans classified as doubtful at June 30, 2023 or 2022.

Shareholders’ equity decreased $1.8 million, or 3.4%, to $50.5 million at June 30, 2023 from $52.3 million at June 30, 2022. The primary reasons for the changes in shareholders’ equity from June 30, 2022 were the repurchase of Company stock of $6.0 million, dividends paid totaling $1.5 million, and a decrease in the Company’s accumulated other comprehensive income of $1.0, partially offset by net income of $5.7 million, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $620,000, and proceeds from the issuance of common stock from the exercise of stock options of $328,000.

The Company repurchased 291,000 shares of its common stock during the year ended June 30, 2023 at an average price per share of $19.99. On February 16, 2022, the Company announced that its Board of Directors approved an eleventh stock repurchase program for the repurchase of up to 170,000 shares. The eleventh stock repurchase program was completed on August 2, 2022.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its nine full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

Home Federal Bancorp, Inc. of Louisiana
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In thousands)

	June 30,
	2023	2022
	(Unaudited)	(Audited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $22,215 and $42,531 June 30, 2023 and 2022, Respectively)	$24,765	$64,078
Securities Available-for-Sale	39,551	28,099
Securities Held-to-Maturity (fair value June 30, 2023: $61,222; June 30, 2022: $69,513, Respectively)	74,423	79,950
Loans Held-for-Sale	4	3,978
Loans Receivable, Net of Allowance for Loan Losses (June 30, 2023: $5,174; June 30, 2022: $4,451, Respectively)	489,493	387,873
Accrued Interest Receivable	1,790	1,124
Premises and Equipment, Net	16,561	16,249
Bank Owned Life Insurance	6,700	6,597
Goodwill	2,990	--
Core Deposit Intangible	1,533	--
Deferred Tax Asset	1,313	1,143
Real Estate Owned	368	--
Other Assets	1,424	1,389

Total Assets	$660,915	$590,480

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$145,553	$161,142
Interest-bearing	451,808	370,849
Total Deposits	597,361	531,991
Advances from Borrowers for Taxes and Insurance	554	354
Short-term Federal Home Loan Bank Advances	--	832
Other Borrowings	8,550	2,350
Other Accrued Expenses and Liabilities	3,908	2,606

Total Liabilities	610,373	538,133

SHAREHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized; None Issued and Outstanding	--	--
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,133,351 and 3,387,839 Shares Issued and
Outstanding at June 30, 2023 and 2022, Respectively	31	34
Additional Paid-in Capital	40,981	40,145
Unearned ESOP Stock	(523)	(639)
Retained Earnings	12,707	14,506
Accumulated Other Comprehensive Loss	(2,654)	(1,699)

Total Shareholders’ Equity	50,542	52,347

TOTAL LIABILITIES AND SHAREHOLDERS’&NBSP;EQUITY	$660,915	$590,480

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Interest income	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Loans, including fees	$6,866	$4,516	$23,452	$17,501
Investment securities	146	4	251	4
Mortgage-backed securities	483	438	1,954	1,505
Other interest-earning assets	254	124	974	224
Total interest income	7,749	5,082	26,631	19,234
Interest expense
Deposits	2,119	373	4,506	1,770
Federal Home Loan Bank borrowings	8	10	79	41
Other bank borrowings	172	20	494	66
Total interest expense	2,299	403	5,079	1,877
Net interest income	5,450	4,679	21,552	17,357

Provision for loan losses	150	275	868	336
Net interest income after provision for loan losses	5,300	4,404	20,684	17,021

Non-interest income
Gain on sale of loans	62	236	466	1,982
Gain/(Loss) on sale of real estate and fixed assets	--	--	4	(48)
Income on Bank-Owned Life Insurance	25	31	103	113
Service charges on deposit accounts	402	310	1,476	1,147
Other income	15	12	50	282

Total non-interest income	504	589	2,099	3,476

Non-interest expense
Compensation and benefits	2,394	2,309	9,088	9,019
Occupancy and equipment	540	494	2,080	1,813
Data processing	278	286	842	820
Audit and examination fees	71	35	314	328
Franchise and bank shares tax	145	132	531	535
Advertising	101	97	340	329
Professional fees	147	71	1,233	358
Loan and collection	50	36	198	220
Amortization Core Deposit Intangible	103	--	174	--
Deposit insurance premium	148	39	297	154
Other expenses	227	221	916	921

Total non-interest expense	4,204	3,720	16,013	14,497

Income before income taxes	1,600	1,273	6,770	6,000
Provision for income tax expense	343	205	1,066	1,127

NET INCOME	$1,257	$1,068	$5,704	$4,873

EARNINGS PER SHARE

Basic	$0.42	$0.33	$1.89	$1.50
Diluted	$0.40	$0.31	$1.80	$1.41

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Selected Operating Ratios(1):
Average interest rate spread	2.84%	3.36%	3.37%	3.11%
Net interest margin	3.35%	3.53%	3.73%	3.27%
Return on average assets	0.73%	0.74%	0.92%	0.85%
Return on average equity	9.24%	8.13%	11.57%	9.24%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.26%	0.37%	0.26%	0.37%
Allowance for loan losses as a percent of non-performing loans	374.57%	202.91%	374.57%	202.91%
Allowance for loan losses as a percent of total loans receivable	1.05%	1.05%	1.13%	1.13%

Per Share Data:
Shares outstanding at period end	3,133,351	3,387,839	3,133,351	3,387,839
Weighted average shares outstanding:
Basic	3,015,858	3,263,324	3,020,748	3,250,320
Diluted	3,113,769	3,440,244	3,163,007	3,465,299
________________
(1) Ratios for the three month period are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145